SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 26, 2001

                            ENERGIZER HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              MISSOURI                1-15401               No. 43-1863181
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            (State or Other    (Commission File Number)    (IRS Employer
             Jurisdiction of                             Identification Number)
             Incorporation)


           533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO           63141
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         (Address of Principal Executive Offices)                 (Zip Code)


                                 (314) 985-2000
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              (Registrant's telephone number, including area code)

Item  5.  Other  Events

The  Company  today  issued  the  following  press  release:


            ENERGIZER HOLDINGS, INC. ANNOUNCES THIRD QUARTER RESULTS
            --------------------------------------------------------


St. Louis, Missouri, July 26, 2001 - Energizer Holdings, Inc, [NYSE: ENR], today announced results of its third quarter ended June 30, 2001. Net earnings for the quarter were $15.7 million, or $0.17 per diluted share. Excluding $12.3 million of non-recurring income, net of taxes, related to intellectual property rights, net earnings were $3.4 million, or $0.04 per diluted share, compared to pro forma net earnings of $24.4 million, or $0.25 per diluted share, in last year's third quarter.* Sales for the quarter were $346.6 million compared to pro forma sales of $400.8 million in last year's third quarter, a decrease of 14%. The sales decline was attributable to lower pricing and product mix in North America, lower sales volumes in North America and Asia and currency devaluation in a number of key markets. Geographic segment income decreased $47.6 million primarily due to lower sales. General corporate expenses declined $9.5 million and interest and other financing items decreased $4.9 million.

"Our results for the third quarter were impacted by intensifying competition, currency devaluations and inventory destocking at the retail trade, and we can't promise that those problems will soon abate," said J. Patrick Mulcahy, chief executive officer. "Our retail customers have been managing inventory levels downward, and this could continue for the near-term. However, although we can't control currency problems and customer inventory decisions, we are redoubling our efforts to improve our results, and we are analyzing our cost structure across the board to identify potential cost reductions. We remain confident that the high quality of our product line and our full portfolio of battery products put us in a strong position to meet our customers needs."

For the nine months ended June 30, 2001, net earnings were $75.5 million, or $0.80 per diluted share. Excluding the non-recurring income item, net earnings were $63.2 million, or $0.67 per diluted share compared to pro forma net earnings, excluding unusual items, of $122.7 million, or $1.28 per diluted share for the same period last year. Sales for the nine months declined 11% to $1,257.2 million due to unfavorable pricing and product mix, currency devaluations and lower volumes. Segment profit declined $115.5 million, or 36% on lower sales, partially offset by lower costs. General corporate expenses declined $16.9 million, research and development declined $3.3 million, and interest and other financing costs decreased $1.5 million.

NORTH  AMERICA

Net sales to customers for the third quarter decreased $36.7 million, or 16%, primarily due to unfavorable pricing and product mix reflecting higher promotional spending and lower volumes. Gross profit decreased $39.9 million for the quarter on lower sales and higher product costs. Segment profit declined $37.6 million reflecting lower margins, partially offset by lower marketing and distribution costs.

For the nine months, net sales decreased $101.4 million, or 12%, on lower volumes, as well as unfavorable pricing and product mix this year. Segment profit decreased $78.9 million nearly all on lower sales.

As  measured  by  A.C. Nielsen, Energizer's total U.S. share at retail decreased
0.5 share points to 31.1% for the 13-week period ended June 30, 2001, and increased 0.7 share points to 33.1% for the 52-week period ended June 30, 2001 versus the same periods last year. Total alkaline battery category sales increased 1.0% for the 13 weeks ended June 30, 2001, compared to the same period last year.

ASIA  PACIFIC

For the third quarter, net sales decreased $16.6 million, or 18%, with currency devaluation accounting for $7.7 million. Absent currency impacts sales declined $8.9 million, or 10%, on lower carbon zinc and alkaline volumes, partially offset by favorable pricing and product mix. Segment profit declined $8.0 million, or 31%, with currency devaluation of $5.1 million, higher product costs and lower sales, partially offset by lower overheads.

For the nine months, sales declined $40.1 million, or 14%. Currency devaluation accounted for $24.0 million of the decline with lower volumes accounting for the remainder. Segment profit declined $20.9 million, or 26%, with currency accounting for $14.6 million. Lower sales were partially offset by lower advertising and promotion and overhead expenses.

EUROPE

Net sales decreased $2.1 million, or 4%, for the quarter, including currency devaluation of $3.1 million. Absent currency impacts, higher alkaline volume was partially offset by unfavorable pricing and product mix reflecting higher promotional spending. Segment profit declined $2.1 million, with currency accounting for $2.0 million of the decline.

For the nine months, sales declined $21.2 million, or 10%, due to $21.8 million of currency devaluation. Volume increases were offset by unfavorable pricing and product mix reflecting higher promotional spending. Segment profit decreased $13.2 million, with currency accounting for $12.0 million of the decline.

SOUTH  AND  CENTRAL  AMERICA

Net sales for the quarter increased $1.2 million, or 5%, on higher volume, partially offset by unfavorable pricing and product mix and currency devaluation. Segment profit was zero and was essentially flat with last year's third quarter as the higher volume was offset by the unfavorable items discussed above.

For the nine months, net sales increased $4.4 million, or 5%, on higher volume, partially offset by currency devaluation. Segment profit declined $2.5 million, or 27%, with currency devaluation accounting for $2.2 million. Absent currency impacts, segment profit decreased $0.3 million as higher sales were more than offset by higher marketing and distribution and product cost.

OTHER  ITEMS

Corporate expenses declined $9.5 million in the quarter reflecting favorable profit in inventory adjustments due to reductions in intercompany inventory levels within the geographic segments, as well as higher pension income and lower management costs. Interest and other financing items decreased $4.9 million reflecting lower average borrowings, lower interest rates and higher net currency exchange gains. Income taxes for the quarter were 50% compared to 45% for the same period last year. The current quarter tax rate includes the amount necessary to increase the nine-month tax rate to 43.5% from the 41.5% recorded in the first six months of fiscal 2001.

As of June 30, 2001, Energizer had $433.9 million of debt. During the quarter, Energizer did not repurchase shares of its common stock. Capital expenditures for the quarter were $23.1 million, and depreciation expense was $14.4 million.

For the nine months, general corporate expenses declined $16.9 million due to factors discussed above as well as higher royalty income. Research and development decreased $3.3 million for the nine months, primarily on lower spending in the second quarter.

HISTORICAL  BASIS  RESULTS

In addition to pro forma results, Energizer also reported net earnings from continuing operations of $23.2 million on a historical basis for the third quarter ended June 30, 2000.

For the nine months ended June 30, 2000, net earnings from continuing operations on a historical basis were $144.8 million. Excluding one-time costs of $3.3 million relating to the spin-off and a loss on the sale of Energizer's Spanish affiliate of $15.7 million and related capital loss tax benefits of $24.4 million, Energizer's historical earnings for the nine months were $139.4 million.

See attached schedule and notes for additional information on the third fiscal quarters and year-to-date of 2000 and 2001.


                                      # # #

Statements in this press release that are not historical, particularly statements regarding currency fluctuations, retailer inventory levels, and cost reductions by the Company, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Energizer cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Energizer advises readers that various risks and uncertainties could affect its financial performance and could cause Energizer's actual results for future periods to differ materially from those anticipated or projected. Currency fluctuations in countries in which Energizer operates can significantly impact its operating profits, and such fluctuations can increase during periods of economic or political turmoil. Softness in consumer demand and close inventory management by Energizer's retailer customers could negatively impact Energizer's sales and profits. Because of retailer consolidation and competitive conditions in the battery business, Energizer's large retailer customers possess great leverage in demanding price and promotional concessions, which can also impact profitability. Finally, although Energizer is analyzing its cost structure and identifying potential cost reductions, such reductions may not be undertaken if they are determined to negatively impact the quality of its products, its production capacity or its service to its customers. In addition, there can be no assurance that any cost reductions or other measures undertaken will significantly impact Energizer's operating profits. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including Energizer's Registration Statement on Form 10, as amended, its Annual Report on Form 10-K for the Year ended September 30, 2000, its Quarterly Reports on Form 10-Q for the Quarters ended December 31, 2000 and March 31, 2001, and its current report on Form 8-K dated April 25, 2000.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ENERGIZER  HOLDINGS,  INC.




                                   By: /s/ Harry L. Strachan
                                   Harry L. Strachan, III
                                   Vice President and General Counsel

Dated:  July 26, 2001



* Prior to fiscal 2001, Energizer's international operations reported their results of operations on a one-month lag, which allowed for more time to compile results of these operations. Beginning in the first quarter of fiscal 2001, the one-month lag was eliminated. The change affected the quarterly reporting periods for these operations and thus pro forma numbers have been presented to show comparable results for the quarter as if the change would have occurred in the prior year.